Exhibit 5.1

March 5, 2021

Magnolia Oil & Gas Corporation

Nine Greenway Plaza, Suite 1300

Houston, TX 77046

Ladies and Gentlemen:

We have acted as counsel for Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) of 19,550,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), by certain of the Company’s stockholders (the “Selling Stockholders”), pursuant to that certain Underwriting Agreement dated March 2, 2021 (the “Underwriting Agreement”) by and among the Company and the Selling Stockholders, on one hand, and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., on behalf of the several underwriters named therein (the “Underwriters”), on the other hand. 14,165,779 of the Shares (the “Opinion Shares”) sold by the Selling Stockholders to the Underwriter pursuant to the Underwriting Agreement were issued to the Selling Stockholders in exchange for an equivalent number of the Selling Stockholder’s units representing membership interests in Magnolia Oil & Gas Parent LLC (“Magnolia LLC”) (and a corresponding number of shares of Class B common stock, par value $0.0001 per share, of the Company) immediately prior to the consummation of the Offering, pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Magnolia LLC (the “Magnolia LLC Agreement”), dated July 31, 2018.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinion set out below, including (i) the registration statement on Form S-3 (Registration No. 333-226795) (as amended, the “Registration Statement”) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on August 10, 2018; (ii) the prospectus included in the Registration Statement dated August 30, 2018 (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus dated March 2, 2021 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Amended and Restated Certificate of Incorporation of the Company and the Bylaws of the Company; (vi) the Magnolia LLC Agreement; (vii) the General Corporation Law of the State of Delaware (the “DGCL”) and (viii) the Company’s records and documents, certificates of representatives of the Company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Magnolia Oil & Gas Corporation March 5, 2021 Page 2

In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Opinion Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the DGCL and applicable federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinion expressed herein is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.